                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the following Registration Statements of MetaCreations Corporation on Form S-8 (Registration Nos. 333-3070, 333-17209, 333-20939, 333-26557, 333-28403, 333-67223 and
333-86817) of our reports dated February 2, 2000, except for Note 2 which is as of August 11, 2000, relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

New York, New York
August 21, 2000